Exhibit 99.1

News Release

For release on: August 11, 2016

Sysorex Reports Financial Results For The Second Quarter Ended June 30, 2016

Conference Call To Be Held Today at 4:30 pm Eastern Time

PALO ALTO, Calif. – Sysorex (NASDAQ: SYRX), a developer of high performance analytics software and solutions, today reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights:

●	2016 Q2 revenue of $13.3 million
●	2016 Q2 gross margin of 26%
●	2016 Q2 GAAP net loss of $0.17 per share
●	2016 Q2 GAAP net loss of $4.2 million
●	2016 Q2 Proforma Non-GAAP net loss[1] of $0.11 per share
●	2016 Q2 Non-GAAP Adjusted EBITDA[1] loss of $2.2 million

"While we experienced a softening in our Storage and Computing Segment, which impacted our earnings for the quarter, we remain optimistic about future growth in this segment as we expand into the government vertical to offset the industry trending contraction in commercial verticals. We are encouraged by the expansion in our Mobile, IoT & Big Data Products and Professional Services segments and believe that our growth potential in both our AirPatrol and LightMiner offerings are significant. Our offerings are receiving substantial interest from a growing cadre of large, industry leading clients across Retail, Security and Government sectors and we anticipate announcing a number of additional significant customer developments in the coming quarters,” stated Mr. Nadir Ali, CEO of Sysorex. “We are also very pleased to have recently closed on a $5 million convertible-debt and preferred stock financing with Hillair Capital which positions us for further growth by providing the capital we require to expand our sales and marketing and development efforts. This financing is based on a $1.50 conversion price which we believe demonstrates Hillair Capital’s shared confidence in our future.”

- more -

2479 E. Bayshore Road, Suite 195 · Palo Alto, CA 94303 · +1 408 702 2167 · www.sysorex.com

Second Quarter 2016 Financial Results

Revenue: Total revenues for the three months ended June 30, 2016 were $13.3 million compared to $17.7 million for the comparable period in the prior year. The decrease in revenues of $4.4 million is primarily attributable to the Storage and Computing segment contraction in the quarter ended June 30, 2016. For the three months ended June 30, 2016, Mobile, IoT & Big Data Products revenue was $491,000 compared to $233,000 for the prior year period. Storage and Computing revenue was $8.7 million for the three months ended June 30, 2016, and $13.4 million for the prior year period. SaaS Revenues was $792,000 during the three months ended June 30, 2016 and $987,000 during the prior year period. Professional Services Revenue was $3.4 million during the three months ended June 30, 2016 and $3.1 million during the prior year period.

Gross Profit: Total gross profit for the quarter ended June 30, 2016 was $3.4 million, compared to $5.7 million for the comparable period in the prior year. Gross margin for the three months ended June 30, 2016 was 26% compared to 32% during the three months ended June 30, 2015. The decrease in gross margin was primarily attributable to lower gross margin for the Storage and Computing segment.

Net Loss: GAAP net loss attributable to the stockholders for quarter ended June 30, 2016 was $4.2 million compared to $1.7 million for the prior year period. This increase in net loss of $2.5 million was primarily attributable to lower revenue during the quarter and therefore lower gross profit to offset the operating expenses.

Non-GAAP net loss1: For the quarter ended June, 30 2016, pro-forma non-GAAP net loss was $2.8 million, compared to a non-GAAP net loss of $225,000 for the prior year period. For the quarter ended June 30, 2016, non-GAAP net loss per share was $0.11, compared to a non-GAAP net loss per share of $0.01 for the prior year period. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges including change in the fair value of shares to be issued and acquisition costs.

Non-GAAP adjusted EBITDA1: Total adjusted EBITDA for the quarter ended June 30, 2016 was a loss of $2.2 million compared to a gain of $34,000 for the prior year period. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Second Quarter 2016 and Recent Business Highlights

●	Sysorex Closes On $5 Million Convertible-Debt and Preferred Stock Financing With $1.50 Conversion Price
●	Sysorex Launches Shoom e-publication Platform
●	Leading Beverage Manufacturer Selects Sysorex For Next Generation Data Center Upgrade
●	Sysorex Announces $4 Million Daruna Contract For Installation Of An Asset Tracking And Employee Management Platform For A New Planned Worker Community Of 28,000 Beds North Of Doha In The State Of Qatar
●	Sysorex Debut Airpatrol For Retail Properties At Global Shopping Center Convention

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Sysorex’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which will be filed with the Securities and Exchange Commission on or about August 15, 2016.

Conference Call Information

Management will host a conference call on Thursday, August 11, 2016, at 4:30 pm Eastern Time to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the conference call, interested parties within the U.S. should call 1-844-824-3831. International callers should call +1-412-317-5141. All callers should ask for the Sysorex Global conference call. The conference call will also be available through a live webcast, which can be accessed at http://client.irwebkit.com/Sysorex.

A replay of the call will be available approximately one hour after the end of the call through September 11, 2016. The replay can be accessed via Sysorex’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10091122.

About Sysorex

Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Sysorex and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in the company’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Sysorex defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Sysorex defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Sysorex defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time non-recurring charges such as severance costs, change in the fair value of shares to be issued, acquisition costs and the costs associated with the public offering.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Sysorex’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Sysorex’s results as reported under GAAP.

Contacts

Sysorex:

A. Sage Osterfeld, +1 (760) 707-0459

sage.osterfeld@sysorex.com

or

Sysorex Investor Relations:

CorProminence LLC

Scott Arnold, +1 (516) 222-2560

Managing Director

www.corprominence.com

SYSOREX GLOBAL

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$358	$4,060
Accounts receivable, net	12,870	12,209
Notes and other receivables	1,244	1,340
Inventory	909	755
Prepaid licenses and maintenance contracts	7,285	7,509
Assets held for sale	772	772
Other current assets	1,724	1,967
Total current assets	25,162	28,612
Prepaid licenses and maintenance contracts	6,333	6,586
Property and equipment, net	1,271	1,392
Software development costs, net	1,807	1,281
Intangible assets, net	15,048	17,161
Goodwill	13,166	13,166
Other assets	560	517
Total assets	$63,347	$68,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,599	$9,320
Accrued liabilities	2,411	2,992
Deferred revenue	12,955	9,095
Short-term debt	7,112	9,417
Liabilities held for sale	2,033	2,026
Total current liabilities	36,110	32,850
Deferred revenue	7,288	7,666
Long-term debt	893	1,226
Acquisition liability - LightMiner	3,467	3,475
Other liabilities	384	542
Total liabilities	48,142	45,759
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	--	--
Common stock, $0.001 par value; 50,000,000 shares authorized; 25,384,863 and 25,309,863 issued and 25,146,035 and 25,071,035 outstanding at June 30, 2016 and December 31, 2015, respectively	25	25
Additional paid-in capital	58,937	58,226
Treasury stock, at cost, 238,838 shares	(695)	(695)
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income (loss)	50	31
Accumulated deficit	(40,832)	(32,359)
Stockholders’ equity	16,819	24,562
Non-controlling interest	(1,614)	(1,606)
Total stockholders’ equity attributable to common stockholders	15,205	22,956
Total liabilities and stockholders’ equity	$63,347	$68,715

SYSOREX GLOBAL

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Products	$9,157	$13,542	$19,505	$23,930
Services	4,175	4,155	7,914	7,889
Total Revenues	13,332	17,697	27,419	31,819
Cost of Revenues
Products	7,448	10,349	15,490	18,999
Services	2,440	1,652	4,538	3,077
Total Cost of Revenues	9,888	12,001	20,028	22,076
Gross Profit	3,444	5,696	7,391	9,743
Operating expenses:
Research and development	537	251	1,124	414
Sales and marketing	2,336	3,075	4,837	5,538
General and administrative	3,452	2,953	7,417	6,227
Acquisition related costs	10	112	30	188
Amortization of intangibles	1,057	1,000	2,113	1,881
Total operating expenses	7,392	7,391	15,521	14,248
Loss from operations	(3,948)	(1,695)	(8,130)	(4,505)
Other income (expense)
Interest expense	(255)	(121)	(398)	(220)
Other	19	32	39	37
Change in fair value of shares to be issued	9	89	8	89
Total other income (expense)	(227)	--	(351)	(94)
Loss before income taxes	(4,175)	(1,695)	(8,481)	(4,599)
Provision for income taxes	--	--	--	--
Net loss	(4,175)	(1,695)	(8,481)	(4,599)
Net loss attributable to non-controlling interest	(4)	2	(8)	(3)
Net loss attributable to common stockholders	$(4,171)	$(1,697)	$(8,473)	$(4,596)
Comprehensive loss
Net Loss	(4,175)	(1,695)	(8,481)	(4,599)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	2	3	19	(4)
Comprehensive loss	$(4,173)	$(1,692)	$(8,462)	$(4,603)
Net loss per basic and diluted common share	$(0.17)	$(0.09)	$(0.34)	$(0.23)
Weighted average common shares outstanding:
Basic and Diluted	25,129,002	19,806,779	25,117,354	19,786,296

SYSOREX GLOBAL

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended
	June 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(8,481)	$(4,599)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	550	260
Amortization of intangible assets	2,113	1,881
Stock based compensation	711	494
Amortization of deferred financing costs	--	23
Change in fair value of shares to be issued	(8)	(89)
Compensation expense, note receivable related party	--	90
Provision for doubtful accounts	212	(9)
Other	8	(13)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(777)	(1,643)
Inventory	(153)	(282)
Other current assets	241	(290)
Prepaid licenses and maintenance contracts	477	(245)
Other assets	(43)	(2)
Accounts payable	2,278	192
Accrued liabilities	(580)	(274)
Deferred revenue	3,483	373
Other liabilities	(149)	(69)
Total Adjustments	8,363	397
Net Cash Used in Operating Activities	(118)	(4,202)
Cash Flows Used in Investing Activities:
Purchase of property and equipment	(146)	(168)
Cash paid for LightMiner	--	(19)
Investment in capitalized software	(817)	(374)
Net Cash Used in Investing Activities	(963)	(561)
Cash Flows (Used in) Provided by Financing Activities
Advances (repayment) of line of credit	(2,305)	2,213
Repayment of term loan	(333)	(431)
Advances to related party	(3)	--
Advances from related party	1	--
Advances from term loan	--	2,000
Repayment of notes payable	--	(1)
Net Cash (Used in) Provided by Financing Activities	(2,640)	3,781
Effect of Foreign Exchange Rate on Changes on Cash	19	(4)
Net Decrease in Cash and Cash Equivalents	(3,702)	(986)
Cash and Cash Equivalents - Beginning of period	4,060	3,228
Cash and Cash Equivalents - End of period	$358	$2,242

Reconciliation of Non-GAAP Financial Measures:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss attributable to common stockholders	$(4,171)	$(1,697)	$(8,473)	$(4,596)
Adjustments:
Non-recurring one-time charges:
Costs associated with public offering	--	34	--	34
Acquisition transaction/financing costs	10	112	30	188
Change in the fair value of shares to be issued	(9)	(89)	(8)	(89)
Stock-based compensation – compensation and related benefits	347	108	711	494
Interest expense	255	121	398	220
Severance	--	307	--	307
Depreciation and amortization	1,344	1,138	2,663	2,141
Adjusted EBITDA	$(2,224)	$34	$(4,679)	$(1,301)

(In thousands, except share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss attributable to common stockholders	$(4,171)	$(1,697)	$(8,473)	$(4,596)
Adjustments:
Non-recurring one-time charges:
Costs associated with public offering	--	34	--	34
Acquisition transaction/financing costs	10	112	30	188
Severance	--	307	--	307
Change in the fair value of shares to be issued	(9)	(89)	(8)	(89)
Stock-based compensation – compensation and related benefits	347	108	711	494
Amortization of intangibles	1,057	1,000	2,113	1,881
Proforma non-GAAP net loss	$(2,766)	$(225)	$(5,627)	$(1,781)
Proforma non-GAAP net loss per basic and diluted common share	$(0.11)	$(0.01)	$(0.22)	$(0.09)
Weighted average basic and diluted common shares outstanding	25,129,002	19,806,779	25,117,354	19,786,296